UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Western Sizzlin Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 6, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Western Sizzlin Corporation (the “Company”) to be held at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022 on Monday, June 18, 2007 at 1:30 p.m. local time.  The Amended Notice of Annual Meeting and Amended Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs and we hope you can attend in person.  Whether or not you plan to attend the meeting, it is important that your shares be represented.  Therefore, please sign, date, and mail the enclosed proxy at your earliest convenience.

Sincerely,

/s/ Sardar Biglari

Sardar Biglari

Chairman of the Board

Amended Notice of Annual Meeting of Stockholders

June 6, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Western Sizzlin Corporation, a Delaware corporation (the “Company”), will be held on Monday, June 18, 2007, at 1:30 p.m. local time, at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022 for the following purposes as more fully described in the Amended Proxy Statement accompanying this Notice:

1.                                       To elect five Directors to the Board of Directors to serve for the upcoming annual term and until their successors are duly elected and qualified.

2.                                       To amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 4 million shares.

Only stockholders of record at the close of business on April 30, 2007 are entitled to receive notice of and vote at the meeting.

All stockholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed Proxy card as promptly as possible.  Stockholders attending the meeting may revoke this proxy and vote in person.

Sincerely,

/s/ Sardar Biglari

Sardar Biglari

Chairman of the Board

Roanoke, Virginia

WESTERN SIZZLIN CORPORATION
AMENDED PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of Western Sizzlin Corporation, a Delaware corporation, for use at its 2007 Annual Meeting of Stockholders to be held on June 18, 2007, at 1:30 p.m. local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at the St. Regis Hotel 2 E 55 at 5th Ave, New York, New York 10001.  The Company’s principal executive offices are located at 416 South Jefferson Street, Suite 600, Roanoke, Virginia 24011.  The Company’s telephone number is (540) 345-3195.

These proxy solicitation materials were mailed on or about June 6, 2007, to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

Stockholders at the close of business on the Record Date of April 30, 2007, are entitled to receive a notice of, and vote at, the meeting.  On the Record Date 1,787,750 shares of the Company’s Common Stock, $0.01 par value, were issued and outstanding.  For information regarding holders of more than 5% of the outstanding Common Stock, see “Election of Directors—Security Ownership of Certain Beneficial Owners and Management.”

Revocability of Proxies

Proxies given pursuant to this solicitation may be revoked at any time before they have been used.  Revocation will occur by delivering a written notice of revocation to the Company or by duly executing a proxy bearing a later date.  Revocation will also occur if the individual attends the meeting and votes in person.

Voting and Solicitation

Every stockholder of record on the record date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting.  In the election of directors, each stockholder will be entitled to vote for five nominees and the five nominees with the greatest number of votes will be elected.  Approval of the Proposal to amend the Company’s Restated Certificate of Incorporation to increase amount of authorized shares of Common Stock requires the affirmative vote of the majority of the outstanding shares of Common Stock.

The cost of this solicitation will be borne by the Company.  The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners.  Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone or by telegram.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date.  Shares that are voted “FOR,” “AGAINST,” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and also treated as shares “represented and voting” or “votes cast” at the Annual Meeting with respect to such matter.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast with respect to the election of directors.  Proxies which are properly signed and returned will be voted at the meeting along with the shares of Common Stock represented in person and voting.  Stockholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications.  In the absence of such specifications, the proxy will be voted “FOR” the five nominees for the Board of Directors and “FOR” the amendment to the Restated Certificate of Incorporation.

Deadline for Receipt of Stockholder Proposals

Stockholder proposals which are intended to be presented at the Company’s 2008 Annual Meeting must be received by the Company not later than January 1, 2008, in order that they may be included in the proxy statement and form of proxy for that meeting, which is expected to be held in June, 2008.  Proposals must be in compliance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

ELECTION OF DIRECTORS

General

Five directors are to be elected at the Annual Meeting, and all nominees are presently serving as directors.  Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company’s five nominees named below.  In the event that any of the nominees shall be unavailable to serve, the proxy holders will vote in their discretion for a substitute nominee.  It is not expected that any nominee will be unavailable.  The term of office of each person elected as a director is a one-year term, until the 2008 Annual Meeting.

Nominees for Election at the Annual Meeting

The names of the five nominees and certain information about them are set forth below:

Name of Nominee	Age	Position	Since
Sardar Biglari	29	Chairman of the Board and Director	2005
Philip L. Cooley	63	Vice Chairman of the Board and Director	2005
Titus W. Greene	69	Director	2002
Jonathan Dash	28	Director	2006
Kenneth R. Cooper	62	Director	2007

Sardar Biglari has been a director since December 1, 2005.  Effective May 16, 2007, Mr. Biglari was appointed President and Chief Executive Officer of the Company. Mr. Biglari is the Chairman and Chief Executive Officer of Biglari Capital Corp., the general partner to The Lion Fund, L.P., a private investment fund.

Philip L. Cooley Ph.D. has been a director since December 1, 2005.  Dr. Cooley is the Prassel Distinguished Professor of Business at Trinity University in San Antonio, Texas.  He serves on the boards of the following organizations: The Lion Fund, L.P., Financial Services Research Program of George Washington University, Consumer Credit Counseling Service of Greater San Antonio, Financial Management Association International, and Eastern Finance Association.

Titus W. Greene has been a director since September 27, 2002, and previously served as Chairman of the Board and a director from 1993 to 1996.  Mr. Greene was a Western Sizzlin franchisee from 1973 to 1996.

Jonathan Dash has been a director since March 30, 2006.  Mr. Dash is the President of Dash Acquisitions, LLC, whose principal business is investment management.

Kenneth R. Cooper has been a director since February 28, 2007.  Mr. Cooper is engaged in the private practice of law in San Antonio, Texas, specializing in real estate transactions.

Required Vote and Board Recommendation

The five nominees for director receiving the highest number of affirmative votes form the shares voted at the annual meeting will be elected as directors.  Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.  Stockholders do not have the right to cumulative votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL TO AMEND
THE COMPANY’S RESTATED CERTFICATE OF INCORPORATION

The following proposal is presented for action at the Annual Meeting by direction of the Company’s Board of Directors:

“RESOLVED, that Article IV of the Company’s Restated Certificate of Incorporation (as previously amended) be amended to read as set forth in Exhibit A to this Proxy Statement so that the authorized shares of capital stock which the Company shall have the authority to issue up to Four Million (4,000,000) shares of Common Stock, par value $0.01 per share.”

Background of the Proposal

Currently, the Company’s Restated Certificate of Incorporation (as amended) has authorized for issuance a total of Two Million (2,000,000) shares of Common Stock with a par value of $0.01 per share.  As of the Record Date, a total of 1,787,750 shares of Common Stock were issued and outstanding.  The Board of Directors believes that the amount of shares available for future issuance leaves the Company with insufficient flexibility should the need or desire to issue shares, for example in connection with acquisitions, arise.  Amending the Certificate as proposed will, in the Board’s opinion, provide the Company with the necessary flexibility.

This Proposal requires the approval of a majority of the issued and outstanding shares of Common Stock.  If this Proposal is not approved then the current number of authorized shares will stay in place.  If, however, the Proposal is approved then the Company will have the authority to issue up to Four Million (4,000,000) shares of Common Stock and will file an amendment to its Restated Certificate of Incorporation (as amended) that follows substantially the same form as Exhibit A.

Board Position

The Board of Directors supports this Proposal to amend the Restated Certificate of Incorporation (as amended).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

GENERAL INFORMATION ON THE BOARD OF DIRECTORS

Board Meetings and Attendance

The Board of Directors met four times during calendar year 2006, and held nine telephonic meetings.  The Audit and Finance Committee held six meetings, the Compensation Committee held three meetings, and the Nominating and Governance Committee held two meetings.  All directors were present for at least 75% of the Board and committee meetings.

Board Attendance at Annual Meeting of Stockholders

The Company has no formal policy for director attendance at the Annual Meeting, but all directors are encouraged to attend.  All directors attended the 2006 Annual Meeting.

Compensation of Directors

In 2006, directors were paid a $1,000 quarterly retainer and each committee chair received an additional $250 per quarter. Each director is paid an additional $1,500 and reimbursement for out-of-pocket expenses incurred for attending each Board meeting in person.  The directors receive $500 for each telephonic Board meeting and committee meeting when not part of a full Board meeting.  In the past, the directors have receive stock options under the Company’s two stock option plans.  In 2006, each director received a grant of 1,000 stock options.  In February, 2007, Mr. Biglari informed the Board that he did not wish to receive future grants of stock options and that he relinquished all stock options previously granted to him.  In April 2007, the Board determined to suspend indefinitely the granting of future stock options to directors.  At that time the Board also revised its fee structure to increase by $500 each the quarterly retainer, and to pay

 $500 extra per quarter to the Chair of the Audit and Finance Committee.  The following table summarizes compensation paid to the Company’s directors in fiscal 2006.

Director Compensation

NAME	FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS ($)		ALL OTHER COMPENSATION ($)	TOTAL ($)
Sardar Biglari	13,000	0	(2)	0	13,000
Philip L. Cooley	13,000	6,800	(3)	0	19,800
Jonathan Dash	7,500	6,800	(3)	0	14,300
Titus W. Greene	11,750	11,900	(4)	0	23,650
Kenneth R. Cooper (1)	0	0		0	0

(1)   Elected to Board of Directors on February 28, 2007.

(2)   In February 2007, Mr. Biglari informed the Board that he did not wish to receive future grants of stock options and that he relinquished all stock options previously granted to him.

(3)   Grant date fair values as follows:  December 2, 2005, 1,000 shares at $9.20;  June 20, 2006, 1,000 shares at $8.47.

(4)   Grant date fair values as follows:  June 22, 2004, 1,000 shares at $7.80;  June 22, 2005, 1,000 shares at $8.20;  August 24, 2005, 1,000 shares at $8.47;  June 20, 2006, 1,000 shares at $8.47.

Director Independence

The Company’s Common Stock is not listed on a stock exchange, but is quoted on the OTC Bulletin Board. In accordance with applicable SEC rules, the Board of Directors has determined that all directors are “independent” as measured by the Corporate Governance Rules applicable to companies listed on the Nasdaq Capital Market.

Communications with the Board

Stockholders desiring to communicate with the Board should send written correspondence to the Company’s Secretary at the headquarters address listed in this Proxy Statement.

Board Committees

Audit and Finance Committee

The Audit and Finance Committee is comprised of Dr. Cooley (Chair), Mr. Greene and Mr. Cooper.  The Board has determined that Dr. Cooley is an “audit committee financial expert” as defined by Item 401 of SEC Regulation S-K.  The Board has determined that Dr. Cooley, Mr. Greene, and Mr. Cooper meet the special independence requirements applicable to audit committee members under Nasdaq’s rules.  The Audit and Finance Committee has adopted a written charter, a copy of which was appended to the 2006 Proxy Statement.

The Audit and Finance Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements.  The Committee also monitors the independence, performance and qualifications of the Company’s independent auditors.  The report of the Audit and Finance Committee is included in this Proxy Statement under the heading “REPORT OF THE AUDIT AND FINANCE COMMITTEE.”

Compensation Committee

The Compensation Committee is currently comprised of Mr. Biglari (Chair), Dr. Cooley and Mr. Cooper.  The Compensation Committee considers the hiring and election of corporate officers, salary and incentive compensation policies for officers, and the granting of stock options to employees.  The report of the Compensation Committee is included in this Proxy Statement under heading “EXECUTIVE COMPENSATION.”

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of Mr. Greene (Chair) and Mr. Dash, both of whom are “independent” as measured by the Nasdaq rules applicable to this committee. The Nominating and Governance Committee assists the Board in identifying individuals qualified to become directors by recommending nominees for election at the Annual Meeting of Stockholders or for appointment to fill vacancies on the Board, and by developing and recommending corporate governance guidelines. The Board adopted a Charter for the Nominating and Governance Committee, a copy of which was appended to the 2004 Proxy Statement.

Nominees are chosen for their ability to represent all of the stockholders, and for their character, judgment, fairness and overall ability.  As a group, they are expected to set the appropriate policy for the Company, and to bring to the Board of Directors broad experience in business matters and an insight and awareness of the appropriate and ever changing role that corporations should have in society.  Because the advice of those facing similar problems is of particular value, executive officers of other corporations are desirable nominees.

The following personal criteria will be considered in selecting candidates for the Board of Directors:

•      Independence

•      Wisdom

•      Integrity

•      Understanding and general acceptance of our corporate philosophy

•      Valid business or professional knowledge and experience that can bear on our strategies and deliberations

•      Proven record of accomplishment

•      Willingness to speak one’s mind

•      Ability to challenge and stimulate management

•      Future orientation

•      Willingness to commit time and energy

The Nominating Committee will also consider nominations from stockholders, which are made in writing to the Secretary of the Company and comply with Bylaw requirements.  The recommendation must contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications.  Recommendations must also include a written statement from the candidate expressing a willingness to serve.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee recommends in advance the firm of independent public accountants to be retained by the Company to provide audit and audit related services.  In addition, the Chair of the Audit and Finance Committee pre-approves any engagement of accountants to provide non-audit services and all such engagements are reviewed and ratified by the Committee at its next meeting.

In fulfilling its oversight responsibilities, the Audit and Finance Committee reviewed and discussed with management the audited consolidated financial statements of the Company to be set forth in the Company’s 2006 Annual Report to Stockholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  The Audit and Finance Committee also discussed with Grant Thornton LLP, independent accountants for the Company who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.  The Statement on Auditing Standards No. 61 includes, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under generally accepted auditing standards.

As discussed more fully below, the Audit and Finance Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”, has considered the compatibility of nonaudit services with the auditors’ independence, and has discussed with Grant Thornton LLP their independence from the Company.

In reliance on the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for 2006 for filing with the Securities and Exchange Commission.

As discussed more fully below, the Audit and Finance Committee recommended to the Board to dismiss Grant Thornton LLP and select Dixon Hughes PLLC as the independent public accountants commencing in 2007.  The Board of Directors accepted the recommendation and has hired Dixon Hughes PLLC for the 2007 quarterly reviews and annual audit.

The foregoing report is submitted by the Audit and Finance Committee in accordance with the requirements of the Securities Exchange Act of 1934 (as amended) and the rules and regulations hereunder.

Audit Committee

Philip L. Cooley (Chair)

Titus Greene

Kenneth R. Cooper

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP served as the independent public accountants for the Company for the fiscal years ended December 31, 2004, 2005 and 2006.  On March 23, 2007, the Company informed Grant Thornton, LLP, that it was being dismissed following the Company’s review of responses to a request for proposals for audit and related services submitted by several firms. Upon the recommendation of the Audit & Finance Committee of the Board of Directors, the Company selected Dixon Hughes PLLC to serve as its independent accountant to audit the Company’s financial statements commencing in 2007.  Prior to this engagement, the Company had not previously had consulted with Dixon Hughes PLLC on any matters.

Grant Thornton, LLP’s, report on the financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  Additionally, during the fiscal years ended December 31, 2006 and 2005 there were no disagreements with Grant Thornton, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton, LLP’s, satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years.

During the fiscal years ended December 31, 2006 and 2005 there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses previously reported by the Company in Item 9A of its Annual Reports on Form 10-K for the years ended December 31, 2006 and 2005.

Representatives of Grant Thornton LLP and Dixon Hughes PLLC are expected to be present at the 2007 Annual Meeting and will be given an opportunity to make any statements they desire and will also be available to respond to questions.

Summary of Accountants’ Fees

Audit Fees. Grant Thornton LLP’s aggregate fees billed for the 2006 annual audits of the Company’s consolidated financial statements and quarterly reviews of the consolidated financial statements were $111,000 and $107,750 in 2006 and 2005, respectively. Grant Thornton LLP also billed the Company during 2006 for additional audit procedures related to: implementation of FIN 48 of $21,931; consents required for the Company’s Registration Statement on Form S-3 of $11,709; and the Company’s Uniform Franchise Offering Circular of $4,500.

Audit-Related Fees. Grant Thornton LLP did not provide the Company with audit-related services in either 2006 or 2005.

Tax Fees.  Grant Thornton LLP did not provide the Company with tax services in either 2006 or 2005.

All Other Fees.  Grant Thornton LLP did not provide other services to the Company in either 2006 or 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date of April 30, 2007, the beneficial ownership of the Company’s Common Stock as of the Record Date (a) by each current executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”), (b) by each current director, (c) by all directors and executive officers as a group, and (d) by all persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock.  Unless otherwise indicated, the address for these individuals is 1338 Plantation Road, Roanoke, Virginia 24012.

NAME AND ADDRESS OF PERSON	NO. OF SHARES		PERCENT OF CLASS

James C. Verney	26,513	(1)	1.5%
President and Chief Executive Officer

Robyn B. Mabe	4,000	(2)	(3)
Vice President, Chief Financial Officer,
and Secretary/Treasurer

Sardar Biglari	613,928	(4)	34.3%
Director
9311 San Pedro Avenue
Suite 1440
San Antonio, TX 78216

Titus W. Greene	20,550	(5)	1.1%
Director
2109 Windermere Lane
Shelby, NC 28150

Jonathan Dash	485,818	(6)	27.2%
Director
183 Rodeo Drive
Beverly Hills, CA 90212

Philip L. Cooley	10,025	(7)	(3)
Director
Trinity University
One Trinity Place
San Antonio, TX 78212-7200

Kenneth R. Cooper	1,000	(8)	(3)
Director
14607 San Pedro, Suite 130
San Antonio, TX 78232

All directors and officers as a group beneficially own shares or 1,161,834, or 65% of the outstanding Common Stock as of the Record Date of April 30, 2007.  This number includes currently exercisable stock options.

(1)   This number of beneficially owned shares includes 22,500 shares purchasable pursuant to currently exercisable stock options.

(2)   This number of beneficially owned shares includes 2,500 shares purchasable pursuant to currently exercisable stock options.

(3)   Represents less than 1% of the outstanding Common Stock of the Company.

(4)   This number of beneficially owned shares is owned by The Lion Fund, L.P. in which Sardar Biglari has sole voting and dispositive power through his control of the general partner, Biglari Capital Corp.  In February, 2007, Mr. Biglari informed the Board that he did not wish to receive future grants of stock options and that he relinquished all stock options previously granted to him.

(5)   This number of beneficially owned shares includes 4,000 shares purchasable pursuant to currently exercisable stock options.

(6)     This number of beneficially owned shares includes 2,000 shares purchasable pursuant to currently exercisable stock options. The number of beneficially owned shares also includes 457,068 shares owned by clients of Mr. Dash’s investment advisory business, Dash Acquisitions, LLC, and over which Mr. Dash exercises sole voting and dispositive power.

(7)   This number of beneficially owned shares includes 2,000 shares purchasable pursuant to currently exercisable stock options.

(8)     This number of beneficially owned shares reflects 1,000 shares purchasable pursuant to currently exercisable stock options.

EXECUTIVE COMPENSATION

The following is a list of the names and ages of the current officers of the Company, their business history for the last five years and their term of office with the Company.

NAME	AGE	POSITION AND PRINCIPAL OCCUPATION SINCE 2002	OFFICER SINCE
Sardar Biglari	29	President and Chief Executive Officer of the Company since May 16, 2007; Chairman of the Board of Directors since March 2006, member of the Board of Directors since December 2005. Chairman and Chief Executive Officer of Biglari Capital Corp.(1)	2007

James C. Verney	54	President and Chief Executive Officer of wholly-owned subsidiaries, Western Sizzlin Franchise Corporation and Western Sizzlin Stores, Inc., since May 16, 2007. President and Chief Executive Officer of the Company from July 1, 2003 until May 16, 2007. Prior to employment with the Company, Mr. Verney was President and Chief Executive Officer with Claremont Restaurant Group in Mooresville, NC from 1999 to 2002.(1)	2003

Robyn B. Mabe	45	Vice President and Chief Financial Officer; Secretary/Treasurer. WesterN SizzliN’s Director of Accounting and Corporate Controller from January 1, 1994 through December 31, 2003; Secretary/Treasurer since January 1, 1999; WesterN SizzliN’s Vice President and Chief Financial Officer since February 1, 2001.	1999

(1)    Effective May 16, 2007, the Board of Directors appointed Mr. Biglari to the position of President and Chief Executive Officer. Mr. Verney was appointed President and Chief Executive Officer of the Company’s wholly-owned subsidiaries, Western Sizzlin Franchise Corporation and Western Sizzlin Stores, Inc. In his new positions Mr. Verney will continue to lead the Company’s restaurant franchise operations and Company-owned stores.

Compensation Committee Report on Executive Compensation for the Fiscal Year Ended December 31, 2006

The Compensation Committee is responsible for reviewing and recommending to the Board annually the compensation to be paid to the President and Chief Executive Officer of the Company.  The Compensation Committee also oversees the compensation of all other executive officers including salary and bonus payments determined by the Chief Executive Officer.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management.  Based upon this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Sardar Biglari (Chair)

Philip L. Cooley

Kenneth R. Cooper

Compensation Discussion and Analysis

Compensation Philosophy.  The Company’s executive compensation program is designed to attract and retain executives who are vital to the firm’s long-term success.  Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis, based upon a number of factors, including the provisions of any existing employment contract with an executive, evaluation of the executive’s performance, the level of responsibility associated with the executive’s position, recruitment requirements and the performance of the Company.  Compensation of the executives of the Company has historically been structured to motivate, reward and retain the executives consistent with the needs of the Company from time to time.  Mr. Biglari, appointed as President and Chief Executive Officer in May 2007, is excluded from this program due to his election not to receive any compensation for serving in these capacities.

In 2007, the Compensation Committee established a policy that disregards both the market value of the Company and the profitability of the parent Company in determining the compensation for these executives.  The principal components of the Company’s executive compensation program for 2007 are salary and bonus.  The Company has frozen all stock option plans and will not issue new grants of stock options to executives as of the beginning of the second quarter of 2007.  No stock options were issued in 2006.  The Compensation Committee believes that each executive’s overall remuneration should reflect his or her performance over time, and a mix of salary and bonus is used to achieve that goal.  Compensation will not be related to activities that are not under the executives’ domain.

Base Salary.  Factors considered by the Compensation Committee in setting executive salaries are typically subjective, such as the Committee’s perception of functional responsibility and performance.  In the case of the Chief Executive Officer, the Committee also considers its expectations as to his future contributions in directing the long-term success of the Company and its business.  Base salaries have historically been reviewed annually and may be changed based upon the individual performance, subject to any contractual arrangement with the executive.

Mr. Verney’s salary in 2006 was $260,000, which was increased from $250,000 in the prior year.  His 2007 salary is $260,000.  As noted previously, effective May 16, 2007, Mr. Biglari succeeded Mr. Verney as President and Chief Executive Officer of the Company.  The Compensation Committee also sets the base salary of the Chief Financial Officer.  Mrs. Mabe’s salary in 2006 was $121,000, which was increased from $116,000 in 2005.  Her 2007 salary was increased to $125,000 to reflect her increased responsibility under the new corporate structure.

Cash Bonus.  The Company utilizes two types of bonuses – a performance based bonus and a discretionary bonus.  The performance based bonus programs are established annually by the Compensation Committee and approved by the Board, with bonus payments tied to performance milestones applicable to each executive.  Both Mr. Verney and Mrs. Mabe were participants in the 2006 Senior Management Bonus Program.  The performance targets set forth in that program were not met in 2006, thus no performance-based bonus was paid.  Mrs. Mabe was paid a discretionary bonus in 2006 of $10,000, on the basis of her expeditiously facilitating a number of initiatives directed by the Board.  In 2007 the Company will use a combination of a performance-based bonus structure with certain targets set in regard to return on investment, cash flow, and system-wide sales increases, as well as a discretionary component. The maximum payment possible to each of Mr. Verney and Mrs. Mabe under the performance bonus portion is $130,000 and $50,000, respectively. Discretionary bonuses are tied to the Compensation Committee’s judgment of the executive’s performance in the following areas and other areas deemed appropriate in the Board’s discretion:

•              Retention of current franchises.

•              Addition of new franchises.

•              Restaurant openings by franchises.

•              Profit performance of the five Company-owned stores.

•              Management of the Company’s accounts receivable and notes receivable.

Overarching these four areas is the Board’s interest in increasing free cash flow.

Employment Agreements.    Mr. Biglari, who was appointed President and Chief Executive Officer effective May 16, 2007, does not have an employment agreement. Mr. Verney is employed pursuant to the terms of a written Employment Agreement dated July 1, 2003, as subsequently amended by a written Binding Memorandum of Understanding dated January 4, 2005 and an Amendment dated May 16, 2007. The initial term of the agreement was 18 months, and it renews for successive one-year terms absent written notice of non-renewal from either party.  The agreement (as amended) provides Mr. Verney compensation in the form of a base salary, cash bonus and stock options.  The salary amount is adjusted annually by the Compensation Committee, as described above. Mr. Verney is eligible to receive performance bonuses pursuant to a plan established annually by the Compensation Committee.  All stock options required to be granted by the Company to Mr. Verney under this agreement have been issued since 2005.  As noted above, no future discretionary option grants are anticipated. Mr. Verney’s agreement provides other benefits of the type available to other Company employees such as health insurance and retirement plan participation.  The agreement provides for a severance payment of one year’s base salary at the rate then in effect plus reimbursement for premiums for health benefits in the event of termination without cause.  Assuming a termination date of December 31, 2006, as required by SEC rules, the approximate value of the severance benefits would have been approximately $266,000. The May 16, 2007 Amendment to Mr. Verney’s Employment Agreement reflected his appointment to the position of President and Chief Executive Officer of the Company’s wholly-owned subsidiaries, Western Sizzlin Franchise Corporation and Western Sizzlin Stores, Inc.

Mrs. Mabe is employed under a written agreement dated September 7, 2004, that provides certain payments to her in the event her employment is terminated without cause following a change in control of the Company.  This agreement renews annually unless prior notice of non-renewal is given by either party.  The agreement provides that she will receive a severance payment equal to her annual base salary as of the date of termination or change in control, whichever is greater. In addition she will receive her accrued but unpaid salary, as well as a pro rated portion of her annual bonus based upon the amount of her bonus payment for the prior fiscal year. Finally, she will receive continued health, dental, disability and other welfare benefits for one year following termination.  Assuming a termination date of December 31, 2006, as required by SEC rules, the approximate value of the severance benefits would have been approximately $127,000.

The Company’s obligations under the above-described agreements are conditioned upon compliance with the terms of the agreement, which include as applicable provisions concerning non-disclosure of confidential information, non-solicitation of employees, and covenants not to compete with the Company.

The following tables summarize compensation to Mr. Verney and Mrs. Mabe for the periods presented and stock options outstanding as of the end of fiscal 2006.

Summary Compensation Table

The following table sets forth compensation paid to certain executive officers during the last three fiscal years:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	OPTION AWARDS ($)	Non-Equity Incentive Plan Compensation ($)(2)	ALL OTHER COMPENSATION ($)		Total ($)
James C. Verney	2006	$260,000	$0	$0	$0	$12,000	(3)	$272,000
President and Chief Executive Officer	2005	$250,000	$25,000	$55,180	$0	$12,000	(3)	$342,180
	2004	$210,000	$0	$16,097	$35,000	$33,000	(3)	$294,097

Robyn B. Mabe	2006	$121,000	$10,000	$0	$0	$0		$131,000
Vice President and Chief Financial Officer, Secretary/Treasurer	2005	$116,000	$0	$9,610	$16,240	$0		$141,850
	2004	$110,000	$0	$0	$22,000	$0		$132,000

(1)   Represents discretionary bonuses paid to the named executive.

(2)   Represents performance-based bonus paid to the named executive.

(3)   Other annual compensation for Mr. Verney included annual housing allowance of $21,000 in 2004 and annual car allowance of $12,000 for 2006, 2005 and 2004.  These payments have been eliminated for 2007.

Outstanding Equity Awards at Fiscal Year-End

OPTION AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
James C. Verney	22,500	0	7,500 @ 8.20	12/31/2014
			5,000 @ 8.20	12/31/2015
			10,000 @ 8.47	12/31/2015

Robyn B. Mabe	2,500	0	8.47	8/24/2010

STOCK PERFORMANCE GRAPH

The following chart shows the changes in value over the five years ending December 31, 2006, of an assumed investment of $100 of (i) the Company’s Common Stock; (ii) stocks that comprise the Russell 2000 Index; and (iii) the Common Stocks of a peer group of companies comprised of Pizza Inn, Inc., Roadhouse Grill and Star Buffet, Inc.  The value for the assumed investments depicted on the graph and in the table has been calculated assuming that cash dividends are reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Western Sizzlin Corporation, the Russell 2000 Index

And A Peer Group

* $100 invested on 12/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	12/01	12/02	12/03	12/04	12/05	12/06

Western Sizzlin Corporation	100.00	166.35	136.72	176.07	289.59	216.55
Russell 2000	100.00	79.52	117.09	138.55	144.86	171.47
Peer Group	100.00	128.54	168.64	187.25	230.72	185.90

COMPLIANCE WITH SECTION 16(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission.  Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended December 31, 2006, timely filings were made.

RELATED PARTY TRANSACTIONS

The Board of Directors has a policy that all transactions with its officers, directors, employees and affiliates of the Company will be approved by a majority of disinterested directors of the Company or a special committee of the Board of Directors consisting of disinterested persons, and will be on terms no less favorable to the Company that such directors or committee believe would be available from unrelated third parties.  There were no related party transactions with officers, directors, employees or affiliates of the Company during 2006.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to its directors, officers and employees.  A copy of the Code of Ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K for 2003.  The Company recently made technical amendments to the Code of Ethics to clarify the reporting points of contact for suspected violations. The Company will provide a copy of the Amended and Restated Code of Ethics to any person without charge upon the Chief Financial Officer’s receipt of a written request for such a copy.

OTHER MATTERS

The Company knows of no other matters to be submitted at the 2007 Annual Meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robyn B. Mabe

Robyn B. Mabe

Secretary

EXHIBIT A

CERTIFICATE OF AMENDMENT
to
RESTATED CERTIFICATE OF INCORPORATION
of
WESTERN SIZZLIN CORPORATION

The undersigned, Western Sizzlin Corporation (the “Corporation”), organized and existing under and by virtue of the General Corporation law of the State of Delaware does hereby certify:

FIRST, that the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 8, 1992.

SECOND, that pursuant to a vote of the stockholders of the Corporation at the 2007 Annual Meeting of Stockholders, the Board of Directors was granted the authority to amend Article IV of the Restated Certificate of Incorporation of the Corporation.

THIRD, that pursuant to the authority granted by the stockholders, Article IV of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety effective                  , 2007, to read as follows:

“ARTICLE IV
AUTHORIZED CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have the authority to issue is Four million (4,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”).

Shares of the capital stock of any class or series now or hereafter authorized may be issued by the Corporation for such consideration as shall be fixed from time to time by the Board of Directors of the Corporation; provided, however, that the consideration for the issuance of shares having par value not be less than such par value. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered to the Corporation shall be declared and taken to be fully paid stock and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares. Subscriptions to, or the purchase price of, shares of the capital stock of any class of the Corporation may be paid for, wholly or partly, by cash, by labor done, by personal property or by real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such labor, property, real estate or leases thereof shall be conclusive.

No holder of any capital stock of the Corporation of any class or series now or hereafter authorized shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of the capital stock of any class or series which the Corporation may issue or sell, whether such shares be exchangeable for any other class or classes of the capital stock of the Corporation, whether such shares be herein or hereafter authorized or whether such shares be acquired by the Corporation after the issuance thereof, nor shall the holders of any capital stock of the Corporation of any class or series, as such holders, have any preemptive or other right to purchase or subscribe for any obligations which the Corporation may issue and sell that shall be convertible into shares of the capital stock of the Corporation of any class or classes. Nothing herein set forth shall derogate the power and authority of the Board of Directors to determine to offer to or authorize to be offered from time to time for subscription to the holders of any class or series of the capital stock or convertible obligations of the Corporation at such price or prices and upon such other terms and conditions as the Board of Directors may in its sole discretion determine and fix. Any such shares of capital stock or convertible obligations of the Corporation which the Board of Directors may determine to offer or authorize to be offered for subscription to the holders of any class or series of the capital stock of the Corporation need not, by reason of such authorization and/or offer, be offered also to the holders of any other class or series.

No transfer of stock of the Corporation shall be operative until entered upon the books of the Corporation.”

IN WITNESS WHEREOF, the undersigned hereby certify that the facts above stated are true and that the execution hereof is their voluntary act and deed and the voluntary act and deed of the Corporation under penalties of perjury.

DATED this      day of          , 2007.

WESTERN SIZZLIN CORPORATION

By:
Robyn B. Mabe
Vice President and Secretary

WESTERN SIZZIN CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2007

The undersigned hereby constitutes and appoints Sardar Biglari, Chairman and Robyn B. Mabe or either of them, with full power to act alone, or any substitute appointed by either of them as the undersigned’s agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders of Western Sizzlin Corporation to be held at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022 on the 18th day of June, 2007 at 1:30 p.m. local time or any adjournments thereof, as indicated hereon.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

Please mark your votes as indicated in this example ☒

1. Election of Directors for annual term		Sardar Biglari, Philip L. Cooley, Titus W. Greene, Kenneth Cooper, and Jonathan Dash
FOR the five nominees (except as marked to the contrary to the right)	WITHHOLD AUTHORITY to vote for the five nominees listed to the right.	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)
☐	☐

2. To approve an amendment to Company’s Restated Certificate of Incorporation increasing to 4,000,000 the number of authorized shares of common stock.

For	Against	Abstain
☐	☐	☐
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated: , 2007

Signature of Stockholder

Signature of Stockholder

Please sign exactly as your name appears on your stock certificate. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title. All joint trustees must sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY:
Continental Stock Transfer & Trust
17 Battery Place, 8th Floor
New York, New York 10004
Postage-prepaid envelope provided.